SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 15, 2005

SYNIVERSE HOLDINGS, INC.

SYNIVERSE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware Delaware	001-32432 333-88168	30-0041666 06-1262301
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Tampa City Center, Suite 700

Tampa, Florida 33602

Telephone: (813) 273-3000

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement

On February 15, 2005, Syniverse Technologies, Inc. entered into a $282.0 million Credit Agreement with Lehman Brothers Inc., as lead arranger and book manager, LaSalle Bank National Association, as syndication agent, and Lehman Commercial Paper, as administrative agent. The Credit Agreement provides for a term loan of $240.0 million and a revolving credit line of $42.0 million. The obligations under the Credit Agreement are unconditionally guaranteed by Syniverse Holdings, Inc. and the U.S. domestic subsidiaries of Syniverse Technologies, Inc (the “Guarantors”). The description of the material terms of the Credit Agreement included in Item 2.03 of this Form 8-K is incorporated by reference into this Item.

ITEM 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As discussed above, on February 15, 2005, Syniverse Technologies, Inc. entered into a new senior credit facility provided by a syndicate of banks and other financial institutions led by Lehman Brothers Inc., as lead arranger and book manager, LaSalle Bank National Association, as syndication agent, and Lehman Commercial Paper, as administrative agent. The senior credit facility provides for a term loan in the principal amount of $240.0 million and a revolving credit line in the maximum principal amount of $42.0 million.

Borrowings under the new senior credit facility bear interest at a floating rate, which can be either a base rate, or at our option, a LIBOR rate, plus an applicable margin of 2.0%. The term loan facility requires regularly scheduled quarterly payments of principal and interest, and the entire amount of the term loan facility will mature on February 15, 2012. The full amount borrowed under the revolving credit line will mature on February 15, 2011.

The obligations under the Credit Agreement are unconditionally guaranteed by the Guarantors, and are secured by a security interest in substantially all of the tangible and intangible assets of Syniverse Technologies, Inc. and the Guarantors. The obligation under the Credit Agreement are also secured by a pledge of the capital stock of Syniverse Technologies, Inc. and its direct and indirect U.S. subsidiaries.

The Credit Agreement contains covenants that will limit the ability of Syniverse Technologies, Inc. and the Guarantors to, among other things, incur or guarantee additional indebtedness, create liens, pay dividends on or repurchase stock, make certain types of investments, restrict dividends or other payments from Syniverse Technologies, Inc.’s subsidiaries, enter into transactions with affiliates, sell assets or merge with other companies. The Credit Agreement also requires compliance with several financial covenants, including a maximum ratio of total indebtedness to EBITDA and a minimum ratio of EBITDA to interest expense.

Syniverse Technologies, Inc. used the borrowings under the new senior credit facility to refinance its previous senior credit facility, to pay related transaction fees and expenses and to effect a tender offer for a portion of its 12 3/4% senior subordinated notes.

The Credit Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement and related documents which are filed as Exhibits 10.1 and 10.2 to this Form 8-K.

ITEM 9.01.	Financial Statements and Exhibits

Exhibit No.	Description
10.1	Credit Agreement, dated as of February 15, 2005, among Syniverse Holdings, Inc., Syniverse Technologies, Inc., Lehman Brothers Inc., as lead arranger and book manager, LaSalle Bank National Association, as syndication agent, and Lehman Commercial Paper, as administrative agent.

10.2	Guarantee and Collateral Agreement, dated as of February 15, 2005, among Syniverse Holdings, Inc., Syniverse Technologies, Inc., Syniverse Brience, LLC, Syniverse Networks of Virginia, Inc. and Lehman Commercial Paper, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

Dated: February 18, 2005

SYNIVERSE HOLDINGS, INC. (Registrant)

/s/ RAYMOND L. LAWLESS
Raymond L. Lawless
Chief Financial Officer and Secretary

SYNIVERSE TECHNOLOGIES, INC. (Registrant)

/s/ RAYMOND L. LAWLESS
Raymond L. Lawless
Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1*	Credit Agreement, dated as of February 15, 2005, among Syniverse Holdings, Inc., Syniverse Technologies, Inc., Lehman Brothers Inc., as lead arranger and book manager, LaSalle Bank National Association, as syndication agent, and Lehman Commercial Paper, as administrative agent.

10.2*	Guarantee and Collateral Agreement, dated as of February 15, 2005, among Syniverse Holdings, Inc., Syniverse Technologies, Inc., Syniverse Brience, LLC, Syniverse Networks of Virginia, Inc. and Lehman Commercial Paper, Inc.

*	Filed herewith electronically.